UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2005

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

Borden Chemical, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Senior Secured Credit Facilities

On May 31, 2005, we entered into new senior secured credit facilities upon the terms described below. Our subsidiary, Bakelite AG, will enter into the senior credit facilities upon approval of such facilities by its supervisory board. On May 31, 2005, we repaid all amounts outstanding under our previous credit facility and the former credit facilities of Resolution Performance Products LLC (“RPP”) and Resolution Specialty Materials LLC (“RSM”) and terminated these credit facilities.

General

On May 31, 2005, we, Hexion LLC, Borden Canada, Borden Chemical UK Limited, Borden Chemical GB Limited and Resolution Europe B.V. entered into $775 million new senior secured credit facilities with J.P. Morgan Securities Inc., Credit Suisse and Citigroup Global Markets Inc. as joint bookrunners and joint lead arrangers, JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent and collateral agent, Citicorp North America, Inc., as syndication agent, and Credit Suisse, as documentation agent, and other lenders. The key terms of our new senior secured credit facilities are described below.

Our new senior secured credit facilities provide for a six-year, subject to adjustment as described below, $225 million revolving credit facility, and include:

•	revolving credit subfacilities for Borden Canada, as the Canadian subsidiary borrower, Borden Chemical UK Limited and Borden Chemical GB Limited, as the U.K. subsidiary borrowers, Resolution Europe B.V., as the Dutch subsidiary borrower, and, upon Bakelite’s entry into the credit agreement, Bakelite, as the German subsidiary borrower;

•	a letter of credit subfacility of at least $100 million to be made available for our account and the accounts of our Canadian, U.K., Dutch and, upon Bakelite’s entry into the credit agreement, German, subsidiary borrowers; and

•	a $30 million swingline loan subfacility to be made available for our account and the accounts of the U.K., Dutch and German, subsidiary borrowers.

We, and our Canadian, U.K., Dutch and German subsidiary borrowers used our revolving credit facility to finance a portion of the transactions contemplated by the Combinations (as defined below), including, without limitation, the dividends and repayment of indebtedness contemplated thereby, and we will use our revolving credit facility for, among other things, our and our respective subsidiaries’ working capital and other general corporate purposes, including, without limitation, effecting certain permitted acquisitions and investments.

Our new senior secured credit facilities also provide for a seven-year, subject to adjustment as described below, $500 million term loan facility. We used our term loan facility to finance a portion of the transactions contemplated by the Combinations (as described below), including, without limitation, the dividends and repayment of indebtedness contemplated thereby. An aggregate principal amount of $290 million of the term loan facility was made available to the Dutch subsidiary borrower, $100 million of which was used to repay our bridge loan facility.

Our new senior secured credit facilities also provide for a seven-year, subject to adjustment as described below, $50 million institutional letter of credit facility. This facility is available for letters of credit for our account.

Our senior secured credit facilities are subject to early maturity on any date that greater than $200 million in the aggregate principal amount of certain of our and our subsidiaries’ indebtedness will mature within 91 days of such date.

Subject to certain restrictions and exceptions, our new senior secured credit facilities also permit us to obtain up to an additional $200 million of credit facilities (the “additional credit facilities”) from lenders reasonably satisfactory to the administrative agent and us, without the consent of the existing lenders under our new senior secured credit facilities.

Scheduled Amortization Payments and Mandatory Prepayments

Our term loan facility and our institutional letter of credit facility, under the new senior secured credit facilities, provide for quarterly and annual amortization payments, respectively, in each case totaling 1% per annum, with the balance payable upon the final maturity date.

In addition, our new senior secured credit facilities require us to prepay outstanding term loans, with:

•	100% of the net cash proceeds of certain asset sales and dispositions in excess of $5 million per asset sale or disposition or $10 million per year for all such asset sales or disposition;

•	if our senior secured bank leverage ratio is greater than 1.5:1.0 and our consolidated leverage ratio is greater than 3.5:1.0, 50% of our excess cash flow, beginning with the first full fiscal year after the Closing Date;

•	if our senior secured bank leverage ratio is greater than 1.5:1.0, 100% of the net cash proceeds received from issuances of debt after the Closing Date subject to exclusions with respect to debt that we and our subsidiaries may incur under the negative covenants.

Voluntary Prepayments and Reduction and Termination of Commitments

We will be able to voluntarily prepay loans and permanently reduce the loan commitments under our new senior secured credit facilities at any time without premium or penalty, subject to the payment of customary LIBOR or EURO LIBOR breakage costs, if any. The revolving loan commitment and the institutional letter of credit facility commitment will not be able to be reduced to less than the outstanding balance of loans and letter of credit obligations on the date of such reduction. In addition, we will be able to terminate our new senior secured credit facilities without paying a premium or penalty upon prior written notice, and we will be able to revoke such notice under certain circumstances. Upon termination, we will be required to repay all obligations outstanding under our new senior secured credit facilities and to satisfy all outstanding letter of credit obligations.

Interest and Applicable Margins

The interest rates with respect to loans to Hexion under our new senior secured credit facilities are based on, at our option, (a) adjusted LIBOR plus 2.50% or (b) the higher of (i) JPMCB’s prime rate and (ii) the Federal Funds Rate plus 0.5%, in each case plus 1.00%.

The interest rates with respect to loans to the Canadian subsidiary borrower under our new senior secured credit facilities are based on (a) for loans made in dollars, at our option, (1) adjusted LIBOR plus 2.50% or (2) the higher of (i) JPMCB’s reference rate for U.S. dollar-denominated loans made in Canada and (ii) the Federal Funds Rate plus 0.5%, in each case plus 1.00% or (b) for loans made in Canadian Dollars, at our option, (1) a Canadian Bankers’ Acceptances rate (depending on the lender, either the average bankers’ acceptance rate quoted on the Reuters CDOR page or the lesser of such average plus 0.10% and the average bankers’ acceptance rate quoted to JPMCB by certain reference banks) plus 2.50% or (2) the higher of (i) JPMCB’s Toronto Branch’s prime rate and (ii) the average bankers’ acceptance rate quoted on the Reuters CDOR page plus 1/2 of 1%, in each case plus 1.00%.

The interest rates with respect to loans to the U.K. subsidiary borrowers under our new senior secured credit facilities are based on (a) for loans made in dollars, at our option, adjusted LIBOR plus 2.50% or the rate quoted by JPMCB as its base rate for such loans plus 1.00%, (b) for loans made in Sterling, at our option, adjusted LIBOR plus 2.50% or the rate quoted by JPMCB as its base rate for such loans plus 1.00% or (c) for loans made in euros, at our option, EURO LIBOR plus 2.50% or the rate quoted by JPMCB as its base rate for such loans plus 1.00%.

The interest rates with respect to loans to the Dutch and German subsidiary borrowers under our new senior secured credit facilities are based on, at our option, EURO LIBOR plus 2.50% or the rate quoted by JPMCB as its base rate for such loans, plus 1.00%.

These applicable margins are, with respect to loans under our revolving credit facility, subject to prospective reduction on a quarterly basis if we reduce our consolidated leverage ratio. Following and during the continuance of an event of default, overdue amounts owing under our new senior secured credit facilities will bear interest at a rate per annum equal to the rate otherwise applicable thereto plus an additional 2.0%.

We will have the option of requesting that subject to certain limitations, loans be made as LIBOR or EURO LIBOR loans, converting any part of outstanding base rate loans (other than swingline loans) to LIBOR or EURO LIBOR loans and converting any outstanding LIBOR or EURO LIBOR loan to a base rate loan, subject to the payment of LIBOR or EURO LIBOR breakage costs. With respect to LIBOR or EURO LIBOR loans, interest is payable in arrears at the end of each applicable interest period, but in any event at least every 3 months. With respect to base rate loans, interest is payable on the last business day of each fiscal quarter. In each case, calculations of interest are based on a 360-day year (or 365 or 366 days, as the case may be, in the case of loans based on the agent’s prime or base rate, loans denominated in U.K. sterling and loans based on the Canadian banker’s acceptance rate) and actual days elapsed.

Fees

Our new senior secured credit facilities require the payment of the following fees:

•	certain administrative fees specified in a fee letter entered into with J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc. and Credit Suisse or as otherwise agreed to from time to time;

•	an unused line of credit fee in an amount equal to an applicable unused line fee margin of 0.50% per annum multiplied by the difference between the average daily amount by which the aggregate commitments exceed the outstanding loans and letter of credit obligations for the preceding quarter;

•	a per annum letter of credit fee equal to the applicable spread over adjusted LIBOR under our new senior secured credit facilities on the face amount of all outstanding letters of credit (provided, however, that, if certain conditions are satisfied, fees applicable to certain Cigna-related letters of credit will be equal to the applicable per annum spread over Adjusted LIBOR less 0.50%), plus a fronting fee to each issuing bank of 0.25% of the aggregate face amount of outstanding letters of credit; and

•	customary administrative and other fees and charges.

Guarantees and Collateral

Our obligations under our new senior secured credit facilities and under any interest rate protection or other hedging arrangements entered into with a lender or any affiliate thereof are guaranteed (i) prior to the initial public offering of our common stock, by our immediate parent, Hexion LLC (the successor by conversion to BHI Acquisition Corp.) and (ii) at, subject to certain exceptions, all times, by each of our existing and subsequently acquired or organized direct material domestic subsidiaries, excluding HA-International, LLC and, certain other subsidiaries which are Indenture Restricted Subsidiaries (as defined in Borden Chemical second-priority senior secured Notes indenture and unrestricted subsidiaries. All obligations of the foreign subsidiary borrowers are guaranteed (i) prior to the initial public offering of our common stock, by Hexion LLC and (ii) at all times, by us, the U.S. subsidiary guarantors, the foreign subsidiary borrowers and their respective material subsidiaries in the United States, the U.K., Germany, the Netherlands and Canada (excluding, subsidiaries in the U.K., Germany and the U.S. which are unrestricted subsidiaries and Resolution lberica Performance Products S.A.).

Our new senior secured credit facilities are secured by substantially all the assets of (i) prior to the initial public offering of our common stock, Hexion LLC, which will consist of a perfected first-priority pledge of all our capital stock and (ii) at all times, us and the subsidiary guarantors, including but not limited to: (a) a first-priority pledge, subject to certain exceptions, of all capital stock held by us or any subsidiary guarantor, (which pledge, with respect to obligations in respect of the U.S. borrowings secured by a pledge of the stock of any first-tier foreign subsidiary, shall be limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary) and (b) perfected first-priority security interests in, and mortgages in, substantially all tangible and intangible assets of us and each subsidiary guarantor.

Notwithstanding the foregoing, (i) assets of foreign subsidiary guarantors only secure obligations in respect of the foreign borrowings, (ii) the collateral does not include (A) any real estate, fixtures or equipment of us or any of our subsidiaries located within the United States (except for assets that our board of directors determines do not constitute principal property under the indentures for our debentures due 2016, 2021 and 2023) and (B) any evidence of indebtedness for borrowed money of certain subsidiaries held by us or our subsidiaries and (iii) the collateral is subject to certain other exceptions.

We and the subsidiary guarantors implemented cash management procedures reasonably satisfactory to the arrangers and the collateral agent, but there are no lockbox arrangements or control agreements relating to our and our subsidiary guarantor’s deposit accounts.

Covenants

Our new senior secured credit facilities contain financial, affirmative and negative covenants that we believe are usual and customary for a senior secured credit agreement. The negative covenants in the new senior secured credit facilities include, among other things, limitations (each of which shall be subject to standard and customary and other exceptions for financings of this type) on our ability to:

•	declare dividends and make other distributions;

•	redeem or repurchase our capital stock;

•	prepay, redeem or repurchase certain of our subordinated indebtedness;

•	make loans or investments (including acquisitions);

•	incur additional indebtedness, except that we may incur indebtedness (other than first-lien indebtedness) so long as our total leverage ratio is not greater than 5.0:1.0;

•	grant liens so long as our senior secured bank leverage ratio is not greater than 1.5:1.0 and certain other limitations are complied with;

•	enter into sale-leaseback transactions;

•	modify the terms of subordinated debt or other material agreements;

•	change our fiscal year;

•	restrict dividends from our subsidiaries or restrict liens;

•	enter into new lines of business;

•	recapitalize, merge, consolidate or enter into acquisitions;

•	sell our assets; and

•	enter into transactions with our affiliates.

In addition, our new senior secured credit facilities require us to maintain the following financial covenants:

•	a maximum senior secured bank leverage ratio; and

•	a maximum capital expenditure limitation.

Events of Default

Events of default under our new senior secured credit facilities include customary events of default, including, without limitation, nonpayment, misrepresentations, breach of covenants, insolvency, bankruptcy, certain judgments, change of control (as defined in the credit agreement governing our new senior secured credit facilities) and cross-defaults.

Resolution Performance Products LLC Notes

On May 31, 2005, we entered into supplemental indentures pursuant to which we assumed the obligations of RPP as co-issuer under each of (i) the Indenture dated as of December 22, 2003, with respect to 8% senior secured notes due in 2009 (as supplemented), (ii) the Indenture dated as of April 9, 2003, with respect to 9 1/2% senior second secured notes due 2010 (as supplemented) and (iii) the Indenture dated as of November 14, 2000, with respect to 13 1/2% senior subordinated notes due 2010 (as supplemented). In addition, on May 31, 2005, each of our domestic subsidiaries entered into supplemental indentures and subsidiary guarantees under each of the foregoing indentures.

8% Senior Secured Notes

General

On December 22, 2003, RPP issued $140 million aggregate principal amount of 8% senior secured notes. The 8% senior secured notes are senior secured obligations ranking equal in right of payment to all of our existing and future senior debt and senior in right of payment with all of our existing and future subordinated indebtedness. The 8% senior secured notes are secured by a lien, subject to permitted liens, on all of our domestic assets (subject to certain exceptions) that secure our obligations under our new senior secured credit facilities and a portion of the capital stock of our direct and indirect domestic subsidiaries and direct foreign subsidiaries. Our obligations under the 8% senior secured notes, the 9 1/2% senior second secured notes (described below) and the Borden second-priority senior secured notes (described below) are secured by liens on the same collateral. By virtue of the lien priority, the 8% senior secured notes are effectively senior to the obligations under the 9 1/2% senior second secured notes and the second-priority senior secured notes to the extent of the value of the collateral securing such notes. Interest is payable semi-annually in cash on December 15 and June 15, beginning June 15, 2004. The 8% senior secured notes mature on December 15, 2009.

Optional Redemption

We have the right to redeem the 8% senior secured notes in whole or in part from time to time on and after December 15, 2006 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on December 15 of the year set forth below, plus, in each case, accrued and unpaid interest if any, to the date of redemption:

2006	104.000%
2007	102.000%
2008 and thereafter	100.000%

Covenants

The indenture governing our 8% senior secured notes contain covenants that restrict our ability and the ability of our restricted subsidiaries to:

•	incur more indebtedness, including guarantees;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock;

•	enter into agreements that restrict our subsidiaries’ ability to pay dividends or make distributions;

•	redeem or repurchase our capital stock;

•	make investments or other restricted payments;

•	sell assets;

•	issue or sell stock of restricted subsidiaries;

•	enter into transactions with affiliates; and

•	merge or consolidate.

These covenants are subject to a number of important exceptions. In addition, the 8% senior secured notes specify certain events of default including failure to pay principal and interest on the 8% senior secured notes, a failure to comply with covenants and certain bankruptcy, insolvency or reorganization events with respect to Hexion.

9 1/2% Senior Second Secured Notes

General

RPP issued $200 million aggregate principal amount of 9 1/2% senior second secured notes. The 9 1/2% senior secured notes are senior secured obligations ranking equal in right of payment to all of our existing and future senior debt and senior in right of payment with all of our existing and future subordinated indebtedness. The 9 1/2% senior second secured notes are secured by a second priority lien, subject to permitted liens, on all of our domestic assets (subject to certain exceptions) that secure our obligations under the our new senior secured credit facilities and a portion of the capital stock of our direct and indirect domestic subsidiaries and direct foreign subsidiaries. By virtue of the lien priority, the 9 1/2% senior second secured notes are effectively subordinated to the obligations under our new senior secured credit facilities and our 8% senior secured notes to the extent of the value of the collateral securing such obligations. Interest is payable semi-annually in cash on April 15 and October 15, beginning October 15, 2003. The 9 1/2% senior second secured notes mature on April 15, 2010.

Optional Redemption

We have the right to redeem the 9 1/2% senior second secured notes in whole or in part from time to time on and after April 15, 2006 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on April 15 of the year set forth below, plus, in each case, accrued and unpaid interest if any, to the date of redemption:

2006	104.750%
2007	103.167%
2008	101.583%
2009 and thereafter	100.000%

Covenants

The indenture governing the senior second secured notes contains covenants that restrict our ability and the ability of our restricted subsidiaries to:

•	incur more indebtedness, including guarantees;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock;

•	enter into agreements that restrict its subsidiaries’ ability to pay dividends or make distributions;

•	redeem or repurchase our capital stock;

•	make investments or other restricted payments;

•	sell assets;

•	issue or sell stock of restricted subsidiaries;

•	enter into transactions with affiliates; and

•	merge or consolidate.

These covenants are subject to a number of important exceptions. In addition, the 9 1/2% senior second secured notes specify certain events of default including failure to pay principal and interest on the 9 1/2% senior secured notes, a failure to comply with covenants, and certain bankruptcy, insolvency or reorganization events with respect to Hexion.

13 1/2% Senior Subordinated Notes

General

RPP issued $328 million aggregate principal amount of 13 1/2% senior subordinated notes. The 13 1/2% senior subordinated notes are senior subordinated unsecured obligations ranking junior in right of payment to all of our existing and future senior debt and all liabilities of our subsidiaries that do not guarantee those notes. In the event of liquidation, bankruptcy, insolvency or similar events, holders of senior debt, such as the lenders under our new senior secured credit facilities and holders of the 8% senior secured notes, the Borden notes described below and the 9 ½% senior second secured notes, are entitled to receive payment in full in cash or cash equivalents before holders of the 13 1/2% senior subordinated notes are entitled to receive any payments. No payments may be made on the 13 1/2% senior subordinated notes if we default on the payment of senior debt, and payments on the 13 1/2% senior subordinated notes may be blocked for up to 180 days if we default on the senior debt in some other way until such default is cured or waived. Interest on the 13 1/2% senior subordinated notes is payable at the rate of 13 1/2% per annum and is payable semi-annually in cash on each May 15 and November 15. The senior subordinated notes will mature on November 15, 2010.

Optional Redemption

We have the right to redeem the 13 1/2% senior subordinated notes in whole or in part from time to time on and after November 15, 2005 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on November 15 of the year set forth below, plus, in each case, accrued and unpaid interest if any, to the date of redemption:

2005	106.750%
2006	104.500%
2007	102.250%
2008 and thereafter	100.000%

Covenants

The indenture governing the 13 1/2% senior subordinated notes contains covenants that restrict our ability and the ability of our restricted subsidiaries to:

•	incur more indebtedness, including guarantees;

•	create liens;

•	pay dividends and make distributions in respect of its capital stock;

•	enter into agreements that restrict its subsidiaries’ ability to pay dividends or make distributions;

•	redeem or repurchase its capital stock;

•	make investments or other restricted payments;

•	sell assets;

•	issue or sell stock of restricted subsidiaries:

•	enter into transactions with affiliates; and

•	merge or consolidate.

These covenants are subject to a number of important exceptions. In addition, the indenture governing the 13 1/2% senior subordinated notes contain events of defaults that are substantially similar to those that will be contained in the indenture governing the second-priority senior secured notes.

Borden Chemical, Inc. Second-Priority Senior Secured Notes

On May 31, 2005, our domestic subsidiaries (including the former domestic subsidiaries of RPP and Resolution Specialty Materials Holdings Corp. (f/k/a Resolution Specialty Materials Holdings LLC)) that were not previously guarantors under our indentures entered into supplemental indentures in order to become subsidiary guarantors under each of (i) the Indenture dated as of May 20, 2005, with respect to second-priority senior secured floating rate notes due 2010 (as supplemented) and (ii) the Indenture dated as of August 12, 2004, with respect to second-priority senior secured floating rate notes due 2010 and 9% second-priority senior secured notes due 2014 (as supplemented).

Second-Priority Senior Secured Notes

General

On August 12, 2004, in connection with the acquisition of Borden Chemical by Apollo, Borden U.S. Finance Corp. and Borden Nova Scotia Finance, ULC, two of our finance subsidiaries issued an aggregate of $150 million second-priority senior secured floating rate notes and an aggregate of $325 million 9% second-priority senior secured notes. On May 20, 2005, BCI US Finance Corp. and Borden 2 Nova Scotia, ULC, two of our finance subsidiaries issued an aggregate of $150 million second priority senior secured floating rate notes. We collectively refer to all of these notes as the second-priority senior secured notes.

Guarantees

The second-priority senior secured notes are guaranteed, jointly and severally, on a senior secured basis, by us and all of our domestic subsidiaries. The guaranteed obligations are secured by a second-priority security interest (subject to permitted liens) in the collateral owned by each guarantor. The collateral consists of a second-priority lien on substantially all of our tangible and intangible assets and of each subsidiary guarantor (including, but not limited to, accounts receivable, inventory, general intangibles and proceeds of the foregoing), except for those assets excluded as collateral under our new senior secured credit facilities; and all of the capital stock of certain of our direct subsidiaries and each subsidiary guarantor, other than the capital stock which is prohibited from being pledged pursuant to the indentures governing our other outstanding debentures, provided that no more than 65% of the capital stock of first-tier foreign subsidiaries is required to be pledged.

Notwithstanding the foregoing, the initial collateral securing the second priority senior secured notes shall not include (A) any real estate or Principal Property (as such term is defined in the indentures governing our existing debentures and means generally any manufacturing or processing plant or warehouse owned or leased by us or any of our subsidiaries and located within the United States), (B) any property or assets owned by any of our foreign subsidiaries and (C) any assets which, if included in the collateral, would require our existing 7 7/8% debentures, 8 3/8% debentures and 9 2/10% debentures to be ratably secured with the second priority senior secured notes pursuant to the terms of the indentures for such existing debentures.

The second-priority senior secured notes and guarantees rank equally with all of our existing and future senior indebtedness, including debt under our new senior secured credit facilities and the guarantees thereof. The second-priority senior secured notes will be effectively junior to such senior secured credit facilities, the existing 8% senior secured notes and any other future obligations secured by a senior lien on the collateral to the extent of the value of the collateral securing such obligations. The second-priority senior secured notes will rank senior to all of our and our guarantors’ existing and future subordinated indebtedness, except as described in the preceding sentence. The second-priority senior secured notes will also be effectively junior to the liabilities of the non-guarantor subsidiaries, which includes HA-International.

Optional Redemption

On or after July 15, 2006, the senior secured floating rates notes may be redeemed, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date, if redeemed during the 12-month period commencing on July 15 of the years set forth below:

2006	102.000%
2007	101.000%
2008 and thereafter	100.000%

On and after July 15, 2009, the senior secured fixed rate notes may be redeemed, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date, if redeemed during the 12-month period commencing on July 15 of the years set forth below:

2009	104.500%
2010	103.000%
2011	101.500%
2012 and thereafter	100.00%

Mandatory Redemption/Sinking Fund Requirements

We are not required to make any mandatory redemption or sinking fund payments with respect to the second-priority senior secured notes.

Change of Control

In the event of a change of control, we will be required to make an offer to repurchase the second-priority senior secured notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Covenants

Under the terms of the indentures governing the second-priority senior secured notes, we are subject to certain customary covenants that, among other things, restrict our ability to create liens on its assets, incur debt at its subsidiaries or enter into sale leaseback transactions.

Events of Default

The second-priority senior secured notes specify certain events of default including failure to pay principal and interest on the second-priority senior secured notes, a failure to comply with covenants, subject to a 90-day grace period in certain instances, and certain bankruptcy, insolvency or reorganization events with respect to Hexion.

Employment Agreements

On May 31, 2005, we entered into employment agreements with Mr. Schlanger, Mr. Smith and Mr. Antonvich and a separate consulting agreement with Mr. Schlanger.

Mr. Schlanger’s employment agreement provides for an annual base salary of $400,000 and a target bonus of 75% of base salary. The agreement also provides for Mr. Schlanger to be paid a quarterly bonus of $62,500 on each of July 1, 2005 and October 1, 2005 and to be provided with usual and customary health and pension benefits. Mr. Schlanger will be entitled to twelve months severance based on his annual salary in the event of termination of employment by us before December 31, 2005 for reasons other than for cause, death or disability or a resignation by Mr. Schlanger for good reason.

We have also entered into a consulting agreement with Mr. Schlanger for a three-year period commencing January 1, 2006. The agreement provides for Mr. Schlanger to be paid a monthly consulting fee of $12,500 and to be paid or reimbursed for his costs to maintain health insurance coverage for himself and his dependents that is similar to the coverage we provided during his employment.

Mr. Smith’s employment agreement provides for an annual base salary of $400,000 and a target bonus of 50% of base salary. The agreement also provides that we will provide usual and customary health and pension benefits. Mr. Smith will be entitled to twelve months severance based on his annual salary in the event of termination of employment by us for reasons other than for cause, death or disability or a resignation by Mr. Smith for good reason.

Mr. Antonvich’s employment agreement provides for an annual base salary of $325,000 and a target bonus of 50% of base salary. The agreement also provides that we will provide usual and customary health and pension benefits and pay or reimburse Mr. Antonvich for temporary furnished housing in Columbus, Ohio and for certain travel benefits. Mr. Antonvich will be entitled to two years severance based on his annual salary and continued medical and dental coverage for himself and his family members in the event of termination of employment by us for reasons other than for cause, death or disability or a resignation by Mr. Antonvich for good reason.

Investor Rights Agreement

On May 31, 2005, we entered into an investor rights agreement with Hexion LLC, our parent, and certain other parties (the “Investor Rights Agreement”), which will govern certain aspects of the our relationship with our security holders and replaces the existing investor rights agreements between us, RPP and RSM, respectively, and Apollo. The Investor Rights Agreement, among other things, provides for the following:

•	restricts the ability of certain security holders to transfer, assign, sell, gift, pledge, hypothecate or encumber, or otherwise dispose of, our common stock or of all or part of the voting power associated with the common stock, including precluding employee-holders of common stock from selling any shares within 12 months of a qualified public offering;

•	allows us to repurchase all or any portion of our common stock held by our employees upon the termination of their employment with us or our affiliates;

•	contains a provision that any meeting of our stockholders and in any action by written consent of our stockholders, Hexion LLC will have the ability to vote the shares of the Company’s employee-holders of common stock; and

•	permits those holders of our common stock to include their shares in a registration statement filed by us with respect to an offering of common stock (i) in connection with the exercise of any demand rights by Hexion LLC, or (ii) in connection with exercise of “piggyback” registration rights by Hexion LLC. This right is subject to customary cutback provisions, and furthermore, those employee-holders of our common stock are subject to customary lock-up provisions.

The Investor Rights Agreement prohibits those of our employees or the employees of our affiliates who are parties to the agreement from soliciting or hiring any of our employees or soliciting any of our customers, suppliers, licensees or other business relations until one year after they cease to receive any payments from us or our affiliates. Furthermore, the Investor Rights Agreement prohibits those employees from competing with our business or products anywhere in the world where we are doing business until they cease to receive any payments from us or our affiliates (or, in certain cases, until the first anniversary of the date on which they cease to receive payments).

The Investor Rights Agreement terminates with respect to all rights or obligations related to our common stock upon the earliest to occur of our dissolution, the sale of all or substantially all of our assets to a person or group other than Apollo and its affiliates and the transfer to person or group other than Apollo and its affiliates of a number of shares of common stock having the power to elect a majority of our board of directors.

Registration Rights Agreement

On May 31, 2005, we entered into a registration rights agreement with Hexion LLC pursuant to which Hexion LLC has certain demand registration rights with respect to our common stock. Under this agreement, we agreed to assume the fees and expenses associated with registration. The registration rights agreement also contains customary provisions with respect to registration proceedings, underwritten offerings and indemnity and contribution rights.

Borden Chemical Amended and Restated Management Consulting Agreement

On May 31, 2005 we entered into an amended and restated management consulting agreement with Apollo (the “Amended Management Consulting Agreement”). The terms of the Amended Management Consulting Agreement are identical to those of the existing management consulting agreement between us and Apollo except that the Amended Management Consulting Agreement provides that upon termination of the Amended Management Consulting Agreement in connection with a sale of the company or an initial public offering, we shall pay Apollo a lump-sum amount equal to the net present value of the remaining annual management fees owing and payable by us until the expiration of the Amended Management Consulting Agreement determined using an applicable discount rate.

Item 2.01 Completion of Acquisition or Disposition of Assets

As of April 22, 2005, we entered into a transaction agreement with affiliates of RPP and RSM pursuant to which we agreed to combine with RPP and RSM (the “Combinations”). Borden Chemical, RPP and RSM are each controlled by Apollo Management L.P. and its affiliates (“Apollo”). The Combinations closed on May 31, 2005. Upon the consummation of the Combinations, we changed our name to Hexion Specialty Chemicals, Inc. and BHI Acquisition LLC, our parent, changed its name to Hexion LLC.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

See Item 1.01 for a description of our new senior secured credit facilities and the supplemental indentures to the indentures governing our existing notes.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Combinations, we appointed the following two principal officers.

Layle K. Smith was appointed an Executive Vice President and President of Epoxy and Phenolic Resins of the Company on May 31, 2005. Mr. Smith has been serving as President and Chief Operating Officer of RPP and RPP Capital Corporation since September 2004. Previously, Mr. Smith was Chief Executive Officer and Director for NxtPhase Corporation from February 2002 to February 2004. From 1998 to November, 2001, Mr. Smith served in several roles at Ballard Power Systems including President and Chief Operating Officer and Board Member. Prior to September 1998, Mr. Smith held various positions at The Dow Chemical Company serving most recently as Business Vice President—Specialty Chemicals.

Jeffrey M. Nodland was appointed an Executive Vice President and President of Coatings and Inks on May 31, 2005. Mr. Nodland has been serving as President and Chief Operating Officer of RSM since the company’s inception in August 2004. Previously, Mr. Nodland was President and Chief Operating Officer of RPP and RPP Capital Corporation from July 2001 until July 2004. Prior thereto since 2000, Mr. Nodland was Vice President and General Manager, Coatings, Ink, Textiles and Composites for Eastman Chemical Company. From 1994 to 2000, he served in various management capacities including President and Chief Executive Officer of McWhorter Technologies, Inc. Prior thereto since 1977, Mr. Nodland held various positions at The Valspar Corporation, serving most recently as President of the McWhorter division.

A description of the material terms of the employment agreements between the Company and each of Mr. Smith and Mr. Nodland is set forth in Item 1.01 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: June 6, 2005

	By:	/s/ William H. Carter
Executive Vice President and
Chief Financial Officer